Exhibit 10.10

Shenzhen Premises Lease

Contract

(For residence)

Prepared by Rental Property Management Office of Shenzhen Municipality

Premises Lease Contract

Lessor (Party A):	Chen Hong

Premises information code card:

Correspondence address:	Building No. 24, Zhonglv International Mansion Phase II, Futian District,Shenzhen

Post code:	Contact number:	13714007833

Social credit code or valid certificate number:	441402196809270027

Authorized agent:

Correspondence address:

Post code:	Contact number:

Social credit code or valid certificate number:

Lessee (Party B):	Fit Boxx Import and Export Trading (Shenzhen) Company Limited

Correspondence address:	Room 1102, Shenrong Building, Huanggang Port, Futian District, Shenzhen

Post code:	518000	Contact number:	0755-83584540

Social credit code or valid certificate number:	91440300055133812U

Authorized agent:	Huang Jiachuan

Correspondence address:	Room 1102, Shenrong Building, Huanggang Port, Futian District, Shenzhen

Post code:	518000	Contact number:	15919415751

Social credit code or valid certificate number:	ID card 445281199403174416

In accordance with the provisions of the Contract Law of the People’s Republic of China, Law of the People’s Republic of China on Urban Real Estate Administration, Measures for the Administration of the Lease of Commodity Houses, and Decision of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening Security Responsibilities in Premises Lease, both Parties hereby enter into this Contract through negotiation.

Article 1 Party A leases out the premises located at Rooms 701, 702 and 703, Shenrong Building, Huanggang Port, Futian District, Shenzhen (hereinafter referred to as the “Premises”) to Party B for residential use.

The Premises consists of 3 (suites/rooms), and the area thereof for lease totals 156.98 square meters. The property owner or legal user thereof is Chen Hong; the name and number of the real estate rights certificate or other valid certificates evidencing their property right (right of use) are: 441402196809270027.

Article 2 The term of lease of the Premises by Party B is from Apr. 18, 2018 to Apr. 17, 2020.

Party A shall deliver the Premises to Party B prior to Apr. 18, 2018. Where Party A delays the delivery of the Premises, it shall pay liquidated damages to Party B in the amount of RMB _______ yuan (in words: ______________ yuan) for each day delayed.

Article 3 The monthly rent of the Premises totals RMB 12,000 yuan (in words: twelve thousand yuan).

Party B shall pay the rent to Party A prior to the 18th day of every month (the ______ day in the ______ month of every quarter). Where any payment for rent is delayed by Party B for more than one month, Party A may dissolve this Contract.

Article 4 Party B agrees to pay at the time of delivery by Party A of the Premises a security deposit in an amount equivalent to 2 months’ (no more than three months’) rent, i.e., RMB 24,000 yuan (in words: twenty-four thousand yuan).

Party A shall issue a receipt to Party B for the collection of the security deposit.

Conditions for the return by Party A of the security deposit to Party B are:

1.	There is no rent in arrears.

2.

3.

Terms and time of return of the security deposit: upon the termination hereof without any renewal.

Circumstances under which Party A may refuse to return the security deposit:

1.	Rent in arrears

2.

3.

All terms of this clause shall be performed by both Parties conscientiously. In case of any breach of contract by either Party, such Party shall bear the liability for breach of contract in accordance with legal provisions.

Article 5 During the lease term, Party A shall be responsible for paying the taxes involved in the lease of the Premises, and fees for the use and —— of the land occupied by the Premises; Party B shall be responsible for paying in a timely manner the water and electricity bills, sanitation fee, property management fee for the Premises (building), —— fee, and other fees arising from the use of the Premises.

Article 6 Party B may not arbitrarily alter the use of the Premises. Where Party B uses the Premises for any purpose other than residence, Party A may dissolve this Contract.

Article 7 Party A shall ensure the security and safe use of the Premises and its internal facilities.

Where any damage or failure which hinders the safe and normal use of the Premises and its internal facilities is incurred or occurs, Party B shall notify Party A in a timely manner, and take effective measures; Party A shall make repairs within 7 days upon notification by Party B. Where Party B is unable to notify Party A, or Party A fails to perform its obligation to make repairs within the aforesaid time limit, Party B may make repairs on behalf of Party A, with the cost of repairs to be borne by Party A.

Article 8 Party B shall make normal and reasonable use of the Premises and its ancillary facilities. Where due to any improper or unreasonable use by Party B, any damage is incurred to or any failure occurs in the Premises or its ancillary facilities, Party B shall be responsible for making repairs or compensation in a timely manner.

Where Party B intends to alter the internal structure or decoration of the Premises, or install any equipment which impacts the structure of the Premises, the construction work may begin only after the design scale, scope, process, materials, and other plans are approved by Party A in writing. Upon the expiry of the lease term or surrender of tenancy for reasons on the part of Party B, unless otherwise agreed to by both Parties, Party A may choose one of the following rights:

☐ To own the decorations to the Premises;

☑ To request Party B to restore the Premises to its original status;

☐ To charge Party B the costs actually incurred in the restoration project.

(One of the three options above shall be selected by both Parties jointly, and a “✓” shall be drawn in the ☐ in front of the option selected.)

Article 9 Without the written consent of Party A, Party B may not sublease the Premises in full or in part to others. In case of sublease with the consent of Party A, the sublease term may not exceed the original term of lease by Party B.

In case of sublease by Party B without authorization, Party A may dissolve this Contract.

Article 10 During the lease term, both Parties shall fully perform their obligations hereunder, and may not dissolve this Contract without cause. In case of dissolution hereof by either Party ex parte in accordance with the provisions of this Contract or the law, an application may be filed for the cancellation of the premises lease registration ex parte.

Article 11 After the termination hereof upon the expiry of the term hereof (or for other reasons), Party B shall move out of the Premises within 7 days. Where Party B fails to move out of or return the Premises within such time limit, it shall pay double rent to the Lessor during the period of delay. If it does not reside in the Premises, Party A may recover the Premises, and file a lawsuit with the people’s court.

Article 12 Any dispute between both Parties arising from the performance hereof shall be settled through negotiation; where such negotiation fails, an application may be filed with the competent authority in charge of premises lease for mediation, or:

☐ An application may be filed with Shenzhen Court of International Arbitration for arbitration;

☐ An application may be filed with Shenzhen Arbitration Commission for arbitration;

☑ A lawsuit may be filed with the people’s court at the place where the Premises is located.

(One of the above means of dispute settlement shall be selected by both Parties through negotiation, and a “✓” shall be drawn in the ☐ in front of the option selected.)

Article 13 Both Parties agree that the following correspondence addresses are those for the delivery of both Parties’ notices or documents:

Party A’s address for service: Room 906, Building No. 1, Xiangmi Yuanzhu, Futian District, Shenzhen

Party B’s address for service: Room 1102, Shenrong Building, Huanggang Port, Futian District, Shenzhen

In absence of the above addresses, the correspondence addresses of both Parties specified herein shall be the addresses for service.

The addresses for service shall remain valid without notification on the change thereof. Any notice or document sent by either Party to the other Party shall be deemed served upon mailing to the address for service. Where any document mailed to any of the above addresses is returned by the post office, the date of return shall be deemed as the date of service.

Article 14 Both Parties shall execute a Letter of Responsibility for Premises Lease Security Management in Shenzhen.

Article 15 The content of the attached sheet is an integral part hereof, and shall take effect upon signature and seal by both Parties.

During the lease term, both Parties may negotiate about matters not covered herein, and specify the same in a supplementary agreement, which shall be registered and filed with the original premises lease registration authority within thirty days upon the execution thereof.

This Contract is made in 3 copies, with Party A holding 1 copy, Party B holding 1 copy, and the contract registration authority holding 1 copy (copies) respectively.

This Contract shall take effect as of the date of execution.

Party A (signature and seal): Chen Hong
Legal representative:
Contact number: 13714007833
Bank account number: Zhonglv Sub-branch, Construction Bank of China, 720157998011017974
Authorized agent (signature and seal):	Apr. 18, 2018

Party B (signature and seal): (Seal: Fit Boxx Import and Export Trading (Shenzhen) Company Limited)
Legal representative:
Contact number: 0755-83584540, 15919415751
Bank account number:
Authorized agent (signature and seal):	Apr. 18, 2018

(Attached sheet)

Letter of Responsibility for

Premises Lease Security Management in Shenzhen

Prepared and printed by Shenzhen Flowing Population and Rental Property Comprehensive Management Office

This letter of responsibility is formulated in accordance with the provisions of relevant laws and regulations in order to implement the Decision of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening Security Responsibilities in Premises Lease, further specify security responsibilities in premises lease, strengthen rental property security management, and safeguard the life and property safety of the masses.

I. The lessors and lessees of premises for production and operation (including running commodity markets and their stalls and counters), offices, residence, and other premises within the administrative division of Shenzhen are persons responsible for the security of rental properties.

II. A lessor shall have a premises ownership certificate or other documentation required by Shenzhen municipal government to lease the premises. Where any person is entrusted with the lease of any premises, the premises owner shall execute a written entrustment agreement with such person to specify their respective security responsibilities. Sublessors, other persons who are actually engaged in any lease, and premises lenders shall bear security responsibilities as lessors.

III. Lessors shall ensure that the buildings for lease and their exits and entrances, passages, and fire, gas, and electric facilities shall in compliance with the provisions of relevant laws and regulations and security standards provided for by relevant administrative authorities. Where relevant license or approval document is required for lease as provided for by laws and regulations, the same shall be obtained by the lessors.

IV. Where any lessee uses any rental property for production and operation, the lessor shall request it to present prior to its commencement of business relevant certificate proving that fire-fighting formalities have been handled and industrial and commercial business license or license for commencement of business.

V. Lessors shall inspect the safe use and nature of use of the rental properties and make written records at least once every quarter, for which the lessees shall render cooperation and sign on such records; where for objective reasons any lessor is unable to conduct inspection in person, it shall entrust others with the inspection.

VI. Where any lessor finds out through inspection that any rental property poses security risk, or the lessee alters without authorization the nature of use of the rental property, it shall report to the rental property comprehensive management authority or other relevant administrative authority.

VII. Lessees shall use premises in a safe and reasonable manner in accordance with the provisions of laws and regulations and premises lease contracts, and may not arbitrarily alter the structure and nature of use of the premises; where any lessee finds out that any rental property poses security risk, it shall forthwith notify the lessor, and at the same time report to the rental property comprehensive management authority or other relevant administrative authority.

VIII. Lessees may not arbitrarily alter the functions of rental properties, and the use of any rental property to engage in the hotel industry, catering, entertainment, internet cafes, workshops, and other business activities shall be in compliance with relevant provisions;

It is forbidden to use any rental property for gambling, drug abuse and trafficking, prostitution, pornography, forgery of documents, printing of illegal publications, manufacture and sale of counterfeit and fake commodities, harboring of criminals, harboring and sale of stolen goods, and other illegal and criminal acts;

It is forbidden to use any rental property for pyramid sale or the same in disguised forms, unlicensed operations, unlicensed clinics, illegal medical practice, illegal exploitation of renewable resources, and other illegal acts;

It is forbidden to use any rental property for unlicensed employment agency, matchmaking agency, training, real estate agency, and other fraud activities;

It is forbidden to use any rental property for the production, storage and operation of flammable, explosive, toxic, radioactive, and other dangerous articles.

IX. Both Parties to any lease shall assist and cooperate with the rental property comprehensive management authority in the inspection and management of the security of the rental property, and truthfully provide relevant materials and information.

X. Where any lessor or lessee fails to perform its security responsibilities in accordance with the law, which results in any personal or property damage to others, the victims may request the lessor or lessee to bear corresponding liability for compensation in accordance with the law.

Lessor: (signature and seal) (Signature: Chen Hong)	Lessee: (signature and seal)

Agent and custodian: (signature and seal)	(Seal: Fit Boxx Import and Export Trading (Shenzhen) Company Limited)

Contact number: 13714007833	Contact number:

Apr. 18, 2018